EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. Six to the Registration Statement on Form S-11 of our report dated March 2, 2011, relating to the consolidated financial statements of CNL Macquarie Global Growth Trust, Inc., which appear in CNL Macquarie Global Growth Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Orlando, Florida

November 21, 2011